Exhibit 99.1

News Release

NASDAQ Symbol: MRTX

TSX Symbol: MYG

MIRATI THERAPEUTICS TO VOLUNTARILY DELIST FROM TSX

Ticker Symbol: MRTX

San Diego, California, July 19, 2013 — Mirati Therapeutics, Inc. (“Mirati Therapeutics”) today announced that, consistent with its previously disclosed plans, it has applied to the Toronto Stock Exchange (“TSX”) to voluntarily delist from trading its shares of common stock.  Effective at market close on July 26, 2013, Mirati’s common stock will no longer be traded through the facilities of the TSX.  Mirati’s shares of common stock are currently traded, and will continue to be traded, on the NASDAQ Capital Market (“NASDAQ”), under the ticker symbol “MRTX”.

“The listing on the NASDAQ exchange is the culmination of a series of strategic restructuring steps that were designed to improve the investment profile of Mirati Therapeutics and enable us to aggressively pursue the development of our novel therapies for the treatment of cancer patients,” said Dr. Charles Baum, President and CEO.

About Mirati Therapeutics

Mirati Therapeutics is a publicly-traded biopharmaceutical company engaged in the development of novel therapeutics for the treatment of cancer. Our compounds result from internal chemistry efforts targeting the active sites of enzymes that are key drivers of tumor growth. Our highly targeted clinical development programs are focused on treating selected tumor types that express high levels or key driver mutations of these targets in order to most effectively address unmet patient needs. Our lead program in clinical development is MGCD265, a multi-targeted small molecule kinase inhibitor for treatment of oncology patients with solid tumors. We are also evaluating development opportunities in oncology for mocetinostat, a spectrum-selective HDAC inhibitor for the treatment of patients with myelodysplastic syndrome or lymphoma and MGCD516, a unique kinase inhibitor with a distinct target profile for the treatment of patients with non-small cell lung cancer and other solid tumors. Mirati Therapeutics shares are traded on the NASDAQ (symbol “MRTX”) and the Toronto Stock Exchange (symbol “MYG”).

Investor Relations Contact:

Mirati Therapeutics Inc.
Mark J. Gergen
Executive Vice President & COO
Phone: 858-332-3410

Tracey Rowlands, Ph.D.
Director of Investor Relations and Business Development
Phone: 514-337-3333 ext. 512

ir@mirati.com
www.mirati.com

Michael Wood Managing Director LifeSci Advisors Phone:646-597-6983 mwood@lifesciadvisors.com www.lifesciadvisors.com

Notice to Investors

This news release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.

Forward Looking Statements

Certain statements contained in this news release, other than statements of fact that are independently verifiable at the date hereof, may constitute forward-looking information and forward-looking statements (collectively “forward-looking statements” within the meaning of applicable securities laws). Such statements, based as they are on the current expectations of management of Mirati and upon what management believes to be reasonable assumptions based on information currently available to it, inherently involve numerous risks and uncertainties, known and unknown, many of which are beyond Mirati’s control. Such statements can usually be identified by the use of words such as “may”, “would”, “believe”, “intend”, “plan”, “anticipate”, “estimate” and other similar terminology, or state that certain actions, events or results “may” or “would” be taken, occur or be achieved. Forward-looking statements in this release include, but are not limited to, statements regarding the intended effects of Mirati’s restructuring steps and Mirati’s ability to advance its pipeline and deliver shareholder value.

Whether actual results and developments will conform with our expectations and predictions is subject to a number of risks, assumptions and uncertainties, many of which are beyond our control, and the effects of which can be difficult to predict. These risks include those inherent in drug development, whether Mirati will be able to obtain financing when needed or on favourable terms, and other risks described in Mirati’s filings with the Securities and Exchange Commission.  In evaluating any forward-looking statements in this release, Mirati cautions readers not to place undue reliance on any forward-looking statements. Unless otherwise required by applicable securities laws, Mirati does not intend, nor does it undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise.